                                  Memorandum


                         Nuveen Unit Trusts, Series 35
                              File No. 333-73275

     The Prospectus and the Indenture filed with Amendment No. 2 of the Registration Statement on Form S-6 have been revised to reflect information regarding the deposit of securities on March 15, 1999 and to set forth certain data based thereon. In addition, there are a number of other changes from the Prospectus as originally filed to which reference is made, including the change in the size of the Fund, a corresponding change in the number of Units and a change in the trust constituting the Fund.

     An effort has been made to set forth below certain of the changes and also to reflect all changes by marking the Prospectus submitted with the Amendment.

                                   Form S-6

     Facing Sheet. The file number and proposed effective date are now provided.

                                The Prospectus

     Part A. The date of the prospectus, name of the Trust, CUSIP numbers, and the number of securities contained in the Trust have been updated.

     Part A.  The "Fees and Expenses" section has been updated.

     Part A.  The date the screening model was applied has been updated.

     Part A. The securities selected for the Trust and descriptions of the issuers have been updated.

     Part A. The period over which the deferred sales charge will be collected has been updated.

     Part A. The Schedule of Investments and the related footnotes have been updated.

     Part A. The Statement of Condition and the related footnotes have been updated.

     Part A.  The Report of Independent Public Accountants has been updated.

     Part B. Page 1. The date of Part B of the Prospectus has been updated.

     Part B. Back Cover. The date of Part B of the Prospectus has been updated.

     Information Supplement. The date of the supplement and the series number have been updated.

                              Chapman and Cutler

Chicago, Illinois

March 15, 1999